UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2017
American Homes 4 Rent
(Exact name of registrant as specified in its charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 413-5300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Financing Arrangements

On June 30, 2017 American Homes 4 Rent, L.P. (“Borrower”), the operating partnership of American Homes 4 Rent (the “REIT”), and the REIT, entered into an Amendment No. 1 to Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), the financial institutions party thereto as lenders (the “Lenders”) and other agents party thereto, which Amendment amends the Credit Agreement, dated as of August 17, 2016, among the Borrower, the REIT, the Agent and the financial institutions party thereto as lenders and agents (the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”). The Amendment amends the Existing Credit Agreement to, among other things, (i) increase the aggregate principal amount available to be borrowed under the revolving credit facility from $650 million to $800 million , (ii) provide for a term loan facility in an aggregate principal amount of $200 million, (iii) extend the availability period of the Amended Revolving Facility and the maturity of the Amended Term Loan Facility, as more fully described below, (iv) eliminate most of the subsidiary guarantee requirements, as more fully described below, (v) eliminate all collateral securing the Existing Credit Agreement so as to cause the Amended Credit Agreement to be unsecured, and (vi) modify the basis for which interest rate margins and facility fees on the Amended Facilities are determined to levels determined by the REIT’s credit ratings, as more fully described below. As of June 30, 2017, $92 million was outstanding under the revolving credit facility and $200 million was outstanding under the term loan facility.

Revolving loans under the Amended Credit Agreement accrue interest at a per annum rate equal to, at the Borrower’s election, either a LIBOR rate plus a margin ranging from 0.825% to 1.55% or a base rate (generally determined according to a prime rate or federal funds rate) plus a margin ranging from 0.00% to 0.55%. Loans under the term loan facility accrue interest at a per annum rate equal to, at the Borrower’s election, either a LIBOR rate plus a margin ranging from 0.90% to 1.75% or a base rate plus a margin ranging from 0.00% to 0.75%. In each case, the actual margin is determined according to the REIT’s senior unsecured long term indebtedness credit rating with Standard & Poor’s and Moody’s in effect from time to time (the “Credit Ratings”). A facility fee at a rate ranging from 0.125% to 0.30% per annum applies to the aggregate commitments under the revolving credit facility, regardless of whether utilized, the such facility fee is determined according to the REIT’s Credit Ratings. Loans owing under the Amended Credit Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a LIBOR rate election is in effect.

The revolving credit facility under the Amended Credit Agreement has an initial maturity date of June 30, 2021, but may be extended by the Borrower for up to one year through the exercise of two six-month extension options, in each case, subject to certain customary conditions and the payment of an extension fee of 0.075% of the aggregate amount of the then outstanding revolving commitments. The term loan facility matures on June 30, 2022. No amortization payments are required on the term loan facility prior to its maturity date.

For so long as the REIT maintains an investment grade Credit Rating, no subsidiaries of the Borrower are required to provide guaranties under the Amended Facilities, other than certain subsidiaries that either (1) become obligated in respect of other recourse indebtedness of the Borrower, the REIT, or any subsidiary of the Borrower or (2) directly or indirectly own certain unencumbered properties and become obligated in respect of recourse indebtedness. In the event that the REIT no longer maintains an investment grade Credit Rating, the obligations under the Amended Credit Agreement are required to be guaranteed by certain material subsidiaries of the Borrower within 60 days from the date of the change in such Credit Rating.

The Amended Credit Agreement contains customary affirmative and negative covenants that, among other things, require customary reporting obligations, contain obligations for the REIT to maintain its REIT status, and restrict, subject to certain exceptions, the incurrence of liens, the ability of Borrower, the REIT, and the Borrower’s subsidiaries to enter into mergers, consolidations, sales of assets and similar transactions, the making of dividends and other distributions and the consummation of transactions with affiliates. In addition, Borrower will be subject to the following financial maintenance covenants: (1) maximum ratio of total indebtedness to total asset value of 60%, subject to a temporary increase of such level to 65% for up to four calendar quarters following a material acquisition, (2) minimum ratio of EBITDA to fixed charges of 1.75 to 1.00, (3) maximum ratio of secured indebtedness to total asset value of 40%, subject to a temporary increase of such level to 65% for up to four calendar quarters following a material acquisition, (4) maximum ratio of unsecured indebtedness to unencumbered asset value (determined with respect to a pool of unencumbered properties satisfying criteria specified in the Amended Credit Agreement) of 60%, subject to a temporary increase of such level to 65% for up to four calendar quarters following a material acquisition, and (5) minimum ratio of net operating income of certain unencumbered properties to unsecured interest expense of 175%.

The Amended Credit Agreement contains events of default relating to customary matters, including, among other things, payment defaults, covenant defaults, acceleration of other material indebtedness, bankruptcy events, judgment defaults and change of control events. The occurrence of an event of default will limit the ability of the Borrower to make distributions and may result in the termination of the Amended Credit Facility, acceleration of repayment obligations and the exercise of other remedies by the Lenders.
The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

From time to time, the REIT and the Borrower has had customary commercial and/or investment banking relationships with Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., and/or certain of their respective affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above under “Financing Arrangements” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 6, 2017, the REIT issued a press release announcing the amendment to the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the REIT under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.1
Amendment No. 1 to Credit Agreement, dated June 30, 2017, by and among American Homes 4 Rent, L.P., as Borrower, American Homes 4 Rent, as Parent, Wells Fargo Bank, National Association, as Agent, and the other lending institutions that are parties thereto, as Lenders.*

99.1	Press release dated July 6, 2017

*Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2017	AMERICAN HOMES 4 RENT

	By:	/s/ Stephanie Heim
Name: Stephanie Heim
Title: Executive Vice President - Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 1 to Credit Agreement, dated June 30, 2017, by and among American Homes 4 Rent, L.P., as Borrower, American Homes 4 Rent, as Parent, Wells Fargo Bank, National Association, as Agent, and the other lending institutions that are parties thereto, as Lenders.*

99.1	Press release dated July 6, 2017

*Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request to the Securities and Exchange Commission